Exhibit 99.1

14 Lafayette Square, Suite 1405 • Buffalo, New York 14203

FOR IMMEDIATE RELEASE

Rand Capital Reports Second Quarter 2025 Results

●	Total investment income was $1.6 million, a 25% decrease from the prior-year period, primarily due to portfolio repayments and market slowdown in deal originations
●	Net investment income rose to $2.5 million, or $0.83 per share, largely driven by a non-cash capital gains incentive fee adjustment related to a portfolio valuation change
●	Ended the quarter with approximately $25 million in total liquidity and no debt outstanding
●	Declared quarterly dividend of $0.29 per share for the third quarter of 2025

BUFFALO, NY, August 4, 2025 – Rand Capital Corporation (Nasdaq: RAND) (“Rand” or the “Company”), a business development company providing alternative financing for lower middle market companies, announced its results for the second quarter ended June 30, 2025.

“We delivered net investment income growth in the second quarter, primarily benefiting from a non-cash capital gains incentive fee reversal tied to the write-down of our investment in Tilson,” said Daniel P. Penberthy, President and Chief Executive Officer of Rand. “At the same time, total investment income declined due to the continued impact of portfolio loan repayments that have not yet been offset by new investments. Investment activity remains slower than desired amid ongoing economic uncertainty, which has led more borrowers to pay interest “in kind” (PIK) by increasing their loan balances rather than using cash during the first half of 2025. As a result, over $1.2 million of interest was added to the principal of our portfolio obligations, representing approximately 34% of our total investment income.”

Mr. Penberthy added, “We are starting to see early signs of market improvement, which could return portions of our portfolio to current pay status and lead to stronger deal origination and execution. With approximately $25 million in total liquidity and no debt outstanding, we believe we are well-positioned to support our dividend and act quickly on new investment opportunities as conditions evolve.”

Second Quarter Highlights (compared with the prior-year period unless otherwise noted)

●	Total investment income was $1.6 million, a decrease of $534,000, or 25%, compared with the same period last year. The change was primarily driven by a 24% reduction in interest income from portfolio companies, reflecting the repayment of five debt instruments over the past year. Lower dividend income also contributed to the year-over-year decrease.

●	Total expenses were a benefit of $864,000 compared with an expense of $2.7 million in the same period last year. This improvement was primarily driven by a $3.1 million reduction in capital gains incentive fee expense. In the second quarter of 2025, Rand recorded a $1.5 million capital gains incentive fee benefit, reflecting a net increase in unrealized depreciation, whereas the prior-year period included a $1.6 million expense. Additionally, lower average outstanding debt balances led to a $368,000 reduction in interest expense, and base management fees declined by $105,000 due to portfolio company principal repayments and valuation adjustments.

●	Adjusted expenses, which exclude capital gains incentive fees, and is a non-GAAP financial measure, were $626,000 compared with $1.0 million in the second quarter of 2024. See the attached description of this non-GAAP financial measure and reconciliation table for adjusted expenses.

Rand Capital Reports Second Quarter 2025 Results

August 4, 2025

●	Net investment income increased to $2.5 million, or $0.83 per share, compared with a loss of $517,000, or $0.20 per share, in the second quarter of 2024. Adjusted net investment income per share, a non-GAAP financial measure, which excludes the capital gains incentive fee, was $0.33 per share, compared with $0.44 per share in last year’s second quarter. The second quarter of 2025 per share amounts were computed using 2,969,814 weighted average shares outstanding, reflecting a higher number of shares outstanding following the fourth quarter 2024 dividend, distributed in the first quarter of 2025, that was paid in part using shares of common stock. This compared with 2,581,021 weighted average shares outstanding for the second quarter of 2024. See the attached description of this non-GAAP financial measure and reconciliation table for adjusted net investment income per share.

Portfolio and Investment Activity

As of June 30, 2025, Rand’s portfolio included investments with a fair value of $52.4 million across 19 portfolio businesses. This was a decrease of $18.5 million, or 26%, from December 31, 2024, primarily due to portfolio company loan repayments and valuation adjustments in multiple portfolio companies. The portfolio was comprised of approximately 86% debt investments and 14% equity investments at June 30, 2025. The annualized weighted average yield of debt investments, which includes PIK interest, was 12.2% at June 30, 2025, compared with 13.8% at the end of 2024.

Second Quarter 2025:

●	Funded a follow-on equity investment of $35,000 in Carolina Skiff LLC. Rand’s total equity investment in Carolina Skiff had a fair value of $800,000 at quarter-end.

●	The valuation of Rand’s investment in Tilson Technologies decreased $9.5 million after it filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court, District of Delaware. Additional information regarding the Tilson Technologies bankruptcy can be found in Rand’s Current Report on Form 8-K filed on May 30, 2025.

Liquidity and Capital Resources

Rand ended the quarter with $4.4 million in cash, an increase from $835,000 at year-end 2024. As of June 30, 2025, there was no outstanding balance on the Company’s senior secured revolving credit facility. Mr. Penberthy stated, “While the borrowing base formula provided approximately $20 million of unused availability as of June 30, 2025, we have the capacity to increase this to a total of $25 million, subject to certain borrowing criteria and portfolio eligibility requirements through its 2027 maturity.”

The Company did not repurchase any outstanding common stock during the second quarter of 2025.

Dividends

On April 30, 2025, Rand declared its regular quarterly cash dividend of $0.29 per share, which was paid during the second quarter to shareholders of record as of May 30, 2025.

On July 28, 2025, Rand declared its regular quarterly cash dividend of $0.29 per share. The cash dividend will be distributed on or about September 12, 2025, to shareholders of record as of August 29, 2025.

Webcast and Conference Call

Rand will host a conference call and webcast on Monday, August 4, 2025, at 1:30 p.m. Eastern Time, to review its financial results. The review will be accompanied by a slide presentation, which will be available on Rand’s website at www.randcapital.com in the “Investor Relations” section. Rand’s conference call can be accessed by calling (201) 689-8263. Alternatively, the webcast can be monitored on Rand’s website at www.randcapital.com under “Investors” where the replay will also be available.

Rand Capital Reports Second Quarter 2025 Results

August 4, 2025

A telephonic replay will be available from 5:30 p.m. ET on the day of the call through Monday, August 18, 2025. To listen to the archived call, dial (412) 317-6671 and enter replay pin 13754384. A transcript of the call will also be posted once available.

ABOUT RAND CAPITAL

Rand Capital Corporation (Nasdaq: RAND) is an externally managed business development company (BDC). The Company’s investment objective is to maximize total return to its shareholders with current income and capital appreciation by focusing its debt and related equity investments in privately-held, lower middle market companies with committed and experienced managements in a broad variety of industries. Rand primarily invests in businesses that have sustainable, differentiated and market-proven products, revenue of more than $10 million and EBITDA in excess of $1.5 million. The Company’s investment activities are managed by its external investment adviser, Rand Capital Management, LLC. Additional information can be found at the Company’s website where it regularly posts information: randcapital.com.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than historical facts, including but not limited to statements regarding the strategy of the Company and its outlook; statements regarding the implementation of the Company’s strategy and the growth of its dividend; statements regarding the impact of market improvements on returning portions of the debt portfolio to current pay status; and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) evolving legal, regulatory and tax regimes; (2) changes in general economic and/or industry specific conditions; and (3) other risk factors as detailed from time to time in Rand’s reports filed with the Securities and Exchange Commission (“SEC”), including Rand’s annual report on Form 10-K for the year ended December 31, 2024, quarterly reports on Form 10-Q, and other documents filed with the SEC. Consequently, such forward-looking statements should be regarded as Rand’s current plans, estimates and beliefs. Except as required by applicable law, Rand assumes no obligation to update the forward-looking information contained in this release.

Contacts:

Company:	Investors:

Daniel P. Penberthy	Craig P. Mychajluk / Deborah K. Pawlowski
President and CEO	Alliance Advisors IR
716.853.0802	716-843-3832 / 716-843-3908
dpenberthy@randcapital.com	cmychajluk@allianceadvisors.com dpawlowski@allianceadvisors.com

FINANCIAL TABLES FOLLOW

Rand Capital Reports Second Quarter 2025 Results

August 4, 2025

Rand Capital Corporation and Subsidiaries

Consolidated Statements of Financial Position

	June 30, 2025 (Unaudited)	December 31, 2024
ASSETS
Investments at fair value:
Control investments (cost of $6,563,940 and $6,188,940, respectively)	$2,000,000	$2,500,000
Affiliate investments (cost of $44,800,334 and $42,488,804, respectively)	42,717,475	51,668,144
Non-Control/Non-Affiliate investments (cost of $9,912,772 and $19,442,491, respectively)	7,646,779	16,649,897
Total investments, at fair value (cost of $61,277,046 and $68,120,235, respectively)	52,364,254	70,818,041
Cash	4,419,813	834,805
Interest receivable (net of allowance of $25,337 and $0, respectively)	250,263	357,530
Prepaid income taxes	344,695	329,365
Deferred tax asset, net	111,438	2,161
Other assets	149,076	115,531
Total assets	$57,639,539	$72,457,433
LIABILITIES AND STOCKHOLDERS’ EQUITY (NET ASSETS)
Liabilities:
Due to investment adviser	$509,500	$2,182,846
Accounts payable and accrued expenses	38,600	92,568
Line of credit	—	600,000
Capital gains incentive fees	—	1,565,000
Deferred revenue	377,485	516,441
Dividend payable	—	2,168,058
Total liabilities	925,585	7,124,913

Stockholders’ equity (net assets):
Common stock, $0.10 par; shares authorized 100,000,000; shares issued: 3,037,709 at 6/30/25 and 2,648,916 at 12/31/24; shares outstanding: 2,969,814 at 6/30/25 and 2,581,021 at 12/31/24	303,771	264,892
Capital in excess of par value	64,051,504	55,419,620
Stock dividends distributable: 0 shares at 6/30/25 and 388,793 shares at 12/31/24	—	8,672,231
Treasury stock, at cost: 67,895 shares at 6/30/25 and 12/31/24	(1,566,605)	(1,566,605)
Total distributable earnings	(6,074,716)	2,542,382
Total stockholders’ equity (net assets) (per share – 6/30/25: $19.10; 12/31/24: $25.31)	56,713,954	65,332,520
Total liabilities and stockholders’ equity (net assets)	$57,639,539	$72,457,433

Rand Capital Reports Second Quarter 2025 Results

August 4, 2025

Rand Capital Corporation and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three months ended June 30, 2025	Three months ended June 30, 2024	Six months ended June 30, 2025	Six months ended June 30, 2024
Investment income:
Interest from portfolio companies:
Control investments	$12,979	$198,885	$12,979	$386,368
Affiliate investments	1,264,789	1,192,116	2,547,648	2,358,201
Non-Control/Non-Affiliate investments	236,794	604,226	631,101	1,064,306
Total interest from portfolio companies	1,514,562	1,995,227	3,191,728	3,808,875
Interest from other investments:
Non-Control/Non-Affiliate investments	36,556	144	46,939	2,058
Total interest from other investments	36,556	144	46,939	2,058
Dividend and other investment income:
Affiliate investments	—	13,125	13,125	26,250
Non-Control/Non-Affiliate investments	—	60,050	—	198,760
Total dividend and other investment income	—	73,175	13,125	225,010
Fee income:
Control investments	4,516	4,516	9,032	9,032
Affiliate investments	42,891	54,815	174,646	128,535
Non-Control/Non-Affiliate investments	3,772	8,272	174,731	29,858
Total fee income	51,179	67,603	358,409	167,425
Total investment income	1,602,297	2,136,149	3,610,201	4,203,368
Expenses:
Base management fee	217,649	322,672	469,857	625,267
Income based incentive fees	—	—	119,673	—
Capital gains incentive fees	(1,490,000)	1,641,000	(1,565,000)	1,753,300
Interest expense	25,417	393,172	61,903	783,192
Professional fees	142,020	91,460	350,862	323,767
Stockholders and office operating	103,349	82,667	194,112	151,695
Directors’ fees	66,550	66,550	130,400	130,400
Administrative fees	50,250	40,000	99,000	78,167
Insurance	9,974	10,380	23,136	23,424
Corporate development	(2,493)	4,881	4,501	10,426
Bad debt expense	13,125	—	38,462	—
Total (benefits) expenses	(864,159)	2,652,782	(73,094)	3,879,638
Net investment income (loss) before income taxes:	2,466,456	(516,633)	3,683,295	323,730
Income tax (benefit) expense	(11,778)	562	(13,054)	1,340
Net investment income (loss)	2,478,234	(517,195)	3,696,349	322,390
Net realized gain (loss) on sales and dispositions of investments:
Affiliate investments	—	(831,891)	925,357	(831,891)
Non-Control/Non-Affiliate investments	—	1,259,999	(25)	4,710,091
Net realized gain (loss) on sales and dispositions of investments	—	428,108	925,332	3,878,200
Net change in unrealized appreciation/depreciation on investments:
Control investments	—	—	(875,000)	—
Affiliate investments	(10,122,270)	8,849,945	(10,545,654)	8,749,945
Non-Control/Non-Affiliate investments	(189,944)	(1,070,919)	(189,944)	(3,861,215)
Change in unrealized appreciation/depreciation before income taxes	(10,312,214)	7,779,026	(11,610,598)	4,888,730
Deferred income tax benefit	(97,826)	(47,834)	(94,210)	(47,834)
Net change in unrealized appreciation/depreciation on investments	(10,214,388)	7,826,860	(11,516,388)	4,936,564
Net realized and unrealized (loss) gain on investments	(10,214,388)	8,254,968	(10,591,056)	8,814,764
Net (decrease) increase in net assets from operations	$(7,736,154)	$7,737,773	$(6,894,707)	$9,137,154
Weighted average shares outstanding	2,969,814	2,581,021	2,920,135	2,581,021
Basic and diluted net (decrease) increase in net assets from operations per share	$(2.60)	$3.00	$(2.36)	$3.54

Rand Capital Reports Second Quarter 2025 Results

August 4, 2025

Rand Capital Corporation and Subsidiaries

Consolidated Statements of Changes in Net Assets

(Unaudited)

	Three months ended June 30, 2025	Three months ended June 30, 2024	Six months ended June 30, 2025	Six months ended June 30, 2024
Net assets at beginning of period	$65,311,253	$61,569,339	$65,332,520	$60,815,213
Net investment income (loss)	2,478,234	(517,195)	3,696,349	322,390
Net realized gain on sales and dispositions of investments	—	428,108	925,332	3,878,200
Net change in unrealized appreciation/depreciation on investments	(10,214,388)	7,826,860	(11,516,388)	4,936,564
Net (decrease) increase in net assets from operations	(7,736,154)	7,737,773	(6,894,707)	9,137,154
Declaration of dividend	(861,145)	(748,496)	(1,723,859)	(1,393,751)
Net assets at end of period	$56,713,954	$68,558,616	$56,713,954	$68,558,616

Rand Capital Reports Second Quarter 2025 Results

August 4, 2025

Rand Capital Corporation and Subsidiaries

Reconciliation of GAAP Total Expense to Non-GAAP Adjusted Expenses

(Unaudited)

In addition to reporting total expenses, which is a U.S. generally accepted accounting principle (“GAAP”) financial measure, Rand presents adjusted expenses, which is a non-GAAP financial measure. Adjusted expenses is defined as GAAP total expenses removing the effect of any (credits)/expenses for capital gains incentive fees accrual. GAAP total expenses is the most directly comparable GAAP financial measure. Rand believes that adjusted expenses provides useful information to investors regarding financial performance because it is a method the Company uses to measure its financial and business trends related to its results of operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

	Three months ended June 30, 2025	Three months ended June 30, 2024	Six months ended June 30, 2025	Six months ended June 30, 2024

Total (benefits) expenses	$(864,159)	$2,652,782	$(73,094)	$3,879,638
Exclude (credits) expenses for capital gains incentive fees	(1,490,000)	1,641,000	(1,565,000)	1,753,300
Adjusted total expenses	$625,841	$1,011,782	$1,491,906	$2,126,338

Reconciliation of GAAP Net Investment Income (Loss) per Share to
Adjusted Net Investment Income per Share

(Unaudited)

In addition to reporting Net Investment Income (Loss) per Share, which is a GAAP financial measure, the Company presents Adjusted Net Investment Income per Share, which is a non-GAAP financial measure. Adjusted Net Investment Income per Share is defined as GAAP Net Investment Income per Share removing the effect of any (credits)/expenses for capital gains incentive fees. GAAP Net Investment Income per Share is the most directly comparable GAAP financial measure. Rand believes that Adjusted Net Investment Income per Share provides useful information to investors regarding financial performance because it is a method the Company uses to measure its financial and business trends related to its results of operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

The per share amounts for the three and six months ended June 30, 2025 were computed using 2,969,814 and 2,920,135 weighted average shares outstanding, respectively, reflecting a higher number of shares outstanding following the fourth quarter 2024 dividend, which was paid in part using shares of common stock. This compared with 2,581,021 weighted average shares outstanding for the three and six months ended June 30, 2024.

	Three months ended June 30, 2025	Three months ended June 30, 2024	Six months ended June 30, 2025	Six months ended June 30, 2024

Net investment income (loss) per share	$0.83	$(0.20)	$1.27	$0.12
Exclude (credits) expenses for capital gains incentive fees per share	(0.50)	0.64	(0.54)	0.68
Adjusted net investment income per share	$0.33	$0.44	$0.73	$0.80

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